PARTICIPATION AGREEMENT

THIS AGREEMENT is :made this 31st day of January, 1995, by and among The
Alger American Fund (the “Trust'"), an open-end management investment company organized as a Massachusetts business trust, National Life Insurance Company, a life insurance company organized as a corporation under the laws of the State of Vermont (the "Company"), on its own behalf and on behalf of each segregated asset account of the
Company set forth in Schedule A, as may be amended from time to time (the "Accounts"), and Fred Alger and
Company, Incorporated, a Delaware corporation, the Trust's distributor (the "Distributor").

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, ,as amended (the "1940 Act"), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities
Act of 1933, as amended (the "1933 Act");

WHEREAS, the Trust and the Distributor desire that Trust shares be used as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust (the "Participating Insurance
Companies");

WHEREAS, shares of beneficial interest in the Trust are divided into the following series which are available for purchase by the Company for the Accounts: Alger American Small Capitalization Portfolio, Alger American Growth
Portfolio, Alger American Income & Growth Portfolio, Alger American Balanced Portfolio, Alger American MidCap
Growth Portfolio: and Alger American Leveraged AllCap Portfolio;

WHEREAS, the Trust has received an order from the Commission, dated February 17, 1989 (I-<Ile No. 812-7076), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections
9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Funding
Exemptive Order");

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and variable annuity contracts to be issued by the Company under which the Portfolios are to be made available as investment vehicles (the "Contracts");

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act unless an exemption from registration under the 1940 Act is available and the Trust has been so advised;

WHEREAS, the Company desires to use shares of one or more Portfolios as investment vehicles for the Accounts;

NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE I.
Purchase and Redemption of Trust Portfolio Shares
1.1. For purposes of this Article I the Company shall be the Trust's agent for the receipt from each account of purchase orders and requests for redemption pursuant to the Contracts relating to each Portfolio, provided that the Company notifies the Trust of such purchase orders and requests for redemption by 9:30 a.m. Eastern time on the next following
Business Day, as defined in Section 1.3.

1.2. The Trust shall make shares of the Portfolios available to the Accounts at the net asset value next computed after receipt of a purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current· prospectus of the Trust describing Portfolio purchase procedures. The Company will transmit orders from time to time to the Trust for the purchase and redemption of shares of the Portfolios. The Trustees of the Trust (the
"Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

1.3. The Company shall pay for the purchase of shares of a Portfolio on behalf of an Account with federal funds to be transmitted by wire to the Trust, with the reasonable expectation of receipt by the Trust by 2:00 p.m. Eastern time on the next Business Day after the Trust (or its agent) receives the purchase order. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Commission.

1.4. The Trust will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust describing
Portfolio redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Proceeds of redemption with respect to a Portfolio will normally be paid to the Company for an
Account in federal funds transmitted by wire to the Company by order of the Trust with the reasonable expectation of receipt by the Company by 2:00 p.m. Eastern time on the next Business Day after the receipt by the Trust (or its agent)
of the request for redemption. Such payment may be delayed if, for example, the Portfolio's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. The Trust reserves the right to suspend the right of redemption, consistent with Section
22(e) of the 1940 Act and any rules thereunder.

1.5. Payments for the purchase of shares of the Trust's Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Trust's Portfolios under Section 1.4 on any Business Day may be netted against one another for the purpose of determining the amount of any wire transfer.

1.6. Issuance and transfer of the Trust's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Portfolio Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

1.7. The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that
Portfolio.· The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.8. The Trust shall calculate the net asset value of each Portfolio on each Business Day, as defined in Section 1.3. The
Trust shall make the net asset value pet share for each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset value per share· is calculated and shall use its best efforts to make such net asset value per share available to the Company by 6:30 p.m. Eastern time each Business Day.

1.9. The Trust agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their segregated asset accounts, to the Fund Sponsor or its affiliates and to such other entities as may be permitted by
Section 817(h) of the Code, the regulations hereunder, or judicial or administrative interpretations thereof. No shares of any Portfolio will be sold directly to the general public. The Company agrees that it will use Trust shares only for the purposes of funding the Contracts through the Accounts listed in Schedule A, as amended from time to time.

1.10. The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding materially to those contained in Section 2.9 and
Article IV of this Agreement.

ARTICLE II.
Obligations of the Parties

2.1. The Trust shall prepare and be responsible for filing with the Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section
2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2. The Company shall distribute such prospectuses, proxy statements and periodic reports of the Trust to the Contract owners as required to be distributed to such Contract owners under applicable federal or state law.

2.3. The Trust shall provide such documentation (including a final copy of the Trust's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Company to print together in one document the current prospectus for the Contracts issued by the Company and the current prospectus for the Trust. The
Trust shall bear the expense of printing copies of its current prospectus that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Trust's prospectus that are used in connection with offering the Contracts issued by the Company.

2.4. The Trust and the Distributor shall provide (1) at the Trust's expense, one copy of the Trust's current Statement of
Additional Information ("SAI") to the Company and to any Contract owner who requests such SAI, (2) at the
Company's expense, such additional copies of the Trust's current SAI as the Company shall reasonably request and that the Company shall require in accordance with applicable law in connection with offering the Contracts issued by the Company.

2.5. The Trust, at its expense, shall provide the Company with copies of its proxy material, periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for purposes of distributing to Contract owners. The Trust, at the Company's ,expense, shall provide the Company with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the
Company shall reasonably request for use in connection with offering the Contracts issued by the, Company. If requested by the Company in lieu thereof, the Trust shall provide such documentation (including a final copy of the
Trust's proxy materials, periodic reports to shareholders and other communications to shareholders, as set. in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Company to print such shareholder communications for distribution to Contract owners.

2.6. The Company agrees and acknowledges that ,the Distributor is the sole owner of the name and mark "Alger" and that all use of any designation comprised in whole or part of such name or mark under this Agreement shall insure to the benefit of the Distributor. Except as provided in Section 2.5, the Company shall not use any such name or mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Distributor. Upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

2.7. The Company shall furnish, or cause to be furnished, to the Trust or its designee a copy of each Contract prospectus and! or statement of additional information describing the Contracts, each report to Contract owners, proxy statement, application for exemption or request for no-action letter in which the Trust or the Distributor is named contemporaneously with the filing of such document with the Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material in which the
Trust or the Distributor is named, at least five Business Days prior to its :use. No such material shall be used if the
Trust or its designee reasonably objects to such use within three Business Days after receipt of such material.

2.8. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Distributor in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares
(as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-
annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the prior written permission of the Trust, the Distributor or their respective designees. The Trust and the Distributor agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that "broker only" materials including information therein about the Trust or the
Distributor are not distributed to existing or prospective Contract owners.

2.9. The Trust shall use its best efforts to provide the Company, on a timely basis, with such information about the
Trust, the Portfolios and the Distributor, in such form as the Company may reasonably require, as the Company shall reasonably request in connection with the preparation of registration statements, prospectuses and annual and semi-
annual reports pertaining to the Contracts.

2.10. The Trust and the Distributor shall not give, and agree that no affiliate of either of them shall give, any information or make any representations or statements on behalf of the Company or concerning the Company, the
Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the prior written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

2.11 So long as, and to the extent that, the Commission interprets the 1940 Act to require pass-through voting privileges for Contract owners, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the registered Accounts, in shares of one or more Portfolios of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by.· the Trust.
With respect to each registered Account, the Company will vote shares of each Portfolio of the Trust held by a registered Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contacts without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion. The Company reserves the right, to the extent permitted by law, to vote shares held in any Account in its sole discretion.

2.12. The Company and the Trust will each provide to the other information about the results of any regulatory examination relating to the Contracts or the Trust, including relevant portions of any "deficiency letter" and any response thereto.

2.13. No compensation shall be paid by the Trust to the Company, or by the Company to the Trust, under this
Agreement (except for specified expense reimbursements). However, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the
Trust, the Accounts or both.

ARTICLE III.
Representations and Warranties

3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Vermont and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A, and that Equity Services, Inc., the principal underwriter for the Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc.

3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act and cause each
Account to remain so registered to serve as a segregated asset account for the Contracts, unless an exemption from registration is available.

3.3. The Company represents and warrants that the Contracts will be registered under the 1933 Act unless an exemption from registration is available prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all materials respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance law suitability requirements.

3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the
Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the rules and regulations hereunder.

3.5. The Trust and the Distributor represent and warrant that the Portfolio shares offered and sold pursuant to this
Agreement will be registered under the 1933 Act and sold in accordance with all applicable federal and state laws, and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The
Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

3.6. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Internal
Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817 -5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817 -5.

3.7. The Trust represents and warrants that it is currently qualified as a "regulated investment company" under
Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

3.8. The Trust represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other applicable regulations under the 1940 Act. . Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

3.9. The Distributor represents that it is duly organized and validly existing under the laws of the State of Delaware and that it is registered, and will remain registered, during the term of this Agreement, as a broker-dealer under the
Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers,
Inc.

ARTICLE IV.
Potential Conflicts

4.1. The parties acknowledge that a Portfolio's shares may be made available for investment to other Participating
Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state

insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (t) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company of any determination by the Trustees that a material irreconcilable conflict exists and of the implications thereof.

4.2. The Company agrees to report promptly any potential or existing conflicts of which it is aware to the Trustees.
The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for and requested by the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions. All communications from the Company to the Trustees may be made in care of the Trust.

4.3. If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of contract owners, the Company shall, in cooperation with other
Participating Insurance Companies whose contract owners are also affected, at its own expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the
Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (Le., annuity contract owners, life insurance contract owners, or variable contract owners of one or more
Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this
Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested
Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the
Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the
Trustees inform the Company in writing that the Trust has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

4.6. For purposes of Section 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any Contract. The Company shall not be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the
Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the
Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Funding
Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

4.8. If and to the extent that Rule OO-3(T) is amended, or Rule 00-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared
Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule OO-3(T), as amended, or Rule 00-3, as adopted, to the extent such rules are applicable.

ARTICLEV.
Indemnification

5.1. Indemnification By the Company. The Company agrees to indemnify and hold harmless the Distributor, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses
(including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified
Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Contracts or Trust shares and:
(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a» or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or
(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust
Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company;
or
(d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or
(e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this
Agreement or arise out of or result from
any other material breach of this Agreement by the Company; or
(f) arise out of or result from the provision by the Company to the Trust of insufficient or incorrect information regarding the purchase or sale of shares of any Portfolio, or the failure of the Company to provide such information on a timely basis.

5.2. Indemnification by the Distributor. The Distributor agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for the purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the
Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Contracts or Trust shares and:
(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto) (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Distributor or the Trust by or on behalf of the Company for use in
Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares and; or

(b) arise out of or result from statements or representations (other than stateme~ts or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or
(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in
Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or
(d)arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement; or
(e)arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the
Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Trust.

5.3. Indemnification by the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for the purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the
Contracts or Trust shares and:

(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto) (collectively, "Trust
Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares and; or
(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or
(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in
Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or
(d) arise out of or result from any failure ~y the Trust to provide the services or furnish the materials required under the terms of this Agreement; or
(e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this
Agreement by the Trust.

5.4. None of the' Company, the Trust or the Distributor shall be liable under the indemnification provisions of Sections
5.1, 5.2 or 5.3, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified
Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this
Agreement.

5.5. None of the Company, the Trust or the Distributor shall be liable under the indemnification provisions of Sections
5.1, 5.2 or 5.3, as applicable, with respect to any claim made against an Indemnified party unless such Indemnified
Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such
Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1,5.2 and 5.3.

5.6. In case any such action is brought against an Indemnified Party, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the
Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE VI.
Termination

6.1.	This Agreement shall terminate:

(a) at the option of any party upon 60 days advance written notice to the other parties, unless a shorter time is agreed to by the parties; or
(b) at the option of the Trust or the Distributor if the Contracts' issued by the
Company cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the
Contracts are not registered, issued or sold in accordance with applicable state and/or federal law; or
(c) at the option of any party upon a determination by a majority of the Trustees of the Trust, or a. majority of its disinterested Trustees, that a material irreconcilable conflict exists; or

(d) at the option of the Company upon institution of formal proceedings against the Trust or the Distributor by the
NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Trust's or the Distributor's duties under this Agreement or related to the sale of Trust shares or the operation of the Trust; or
(e)at the option of the Company if the Trust or a Portfolio fails to meet the diversification requirements specified in
Section 3.6 hereof; or
(f) at the option of the Company if shares of the Series are not reasonably available to meet the requirements of the
Variable Contracts issued by the Company, as
determined by the Company, and upon prompt notice by the Company to the other parties; or
(g) at the option of the . Company in the event any· of the shares of the Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Company; or
(h) at the option of the Company, if the Portfolio fails to qualify as a Regulated Investment Company under
Subchapter M of the Code; or
(i) at the option of the Distributor if it shall determine in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has
suffered a material adverse change in its business, operations,' financial condition or prospects since the date of this
Agreement or is the subject of material adverse publicity; or
(j)at the option of the Company if it shall determine in its sole judgment exercised in good faith, that the Trust or the
Distributor and/or their affiliated companies has suffered a material adverse change in its business, operations, finacial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement.

6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and
Section 2.9 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of
Contract owners in accordance with Section 6.2.

ARTICLE VII.
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust or its Distributor:

Fred Alger Management, Inc. 30 Montgomery Street
Jersey City, NJ 07302
Attn: Gregory S. Duch

If to the Company:
National Life Insurance Company National Life Drive
Montpelier, Vermont 05604
Attn: D. Russell Morgan

ARTICLE VIII.
Miscellaneous

8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not· be affected thereby.

8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to the Company.

8.5. All liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including . without limitation the Commission, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7. The rights, remedies and obligations contained in this Agreement are' cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8.	This Agreement shall not be exclusive in any respect.

8.9.	Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

8.11. Each party hereto shall, except as required by law or otherwise permitted by this Agreement, treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto, and shall not disclose such confidential information without the written consent of the affected party unless such information has become publicly available.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation
Agreement as of the date and year first above written.

Fred Alger and Company, Incorporated
By: /s/ Gregory Duch

Alger American Fund
By: /s/ Gregory Duch

National Life Insurance Company
By: Craig A. Smith
Name: Craig A. Smith
Title: Senior Vice President- Product

Schedule A

National Variable Life Insurance Account